UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

MEDIACOM COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-29227 (Commission File No.)	06-1566067 (IRS Employer Identification No.)

100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-12: SCHEDULE OF RATIO OF EARNINGS TO FIXED CHARGES

Item 8.01 Other Events

     The table below sets forth the ratio of earnings to fixed charges for each of the years ended December 31, 2000 through 2004, which is derived from the Registrant’s audited consolidated financial statements.

	Year ended December 31,
	2004	2003		2002		2001		2000
Ratio of earnings to fixed charges	1.06	—	(a)	—	(b)	—	(c)	—	(d)

(a)	The dollar amount of the deficiency of earnings over fixed charges was $67 million for the year ended December 31, 2003.

(b)	The dollar amount of the deficiency of earnings over fixed charges was $168 million for the year ended December 31, 2002.

(c)	The dollar amount of the deficiency of earnings over fixed charges was $192 million for the year ended December 31, 2001.

(d)	The dollar amount of the deficiency of earnings over fixed charges was $154 million for the year ended December 31, 2000.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired — None

(b) Pro Forma Financial Information — None

(c) Exhibits:

Exhibit No.	Description

12	Schedule of Ratio of Earnings to Fixed Charges

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2005

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President, Chief Financial Officer and Treasurer